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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 26, 1999 with respect to the financial statements of The Scottish Annuity Company (Cayman) Ltd. for the years ended December 31, 1998 and 1997 included in the Current Report on Form 8-K/A dated December 31, 1999 of Scottish Annuity & Life Holdings, Ltd. filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG
                                            -----------------
                                              Ernst & Young
George Town, Grand Cayman
British West Indies
March 20, 2000